Exhibit 99.1

10 Cabot Place, Stoughton, MA 02072

News Release

For Immediate Release October 22, 2019	For More Information, Contact: Michael K. Devlin, Executive Vice President and Chief Financial Officer (617-925-1961) mdevlin@envisionbank.com

RANDOLPH BANCORP, INC. ANNOUNCES THIRD QUARTER AND YEAR-TO-DATE 2019 FINANCIAL RESULTS

STOUGHTON, Massachusetts, October 22, 2019 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $1,144,000, or $0.21 per  share, for the three months ended September 30, 2019 compared to a net loss of $142,000, or $0.03 per share, for the three months ended September 30, 2018. Net income for the nine months ended September 30, 2019 was $2,599,000, or $0.48 per share, compared to a net loss of $1,859,000, or $0.33 per share, for the nine months ended September 30, 2018.

At September 30, 2019, total assets amounted to $641.4 million compared to $652.6 million at June 30, 2019, a decrease of $11.2 million, or 1.7%. This decrease was due to the sale during the quarter ended September 30, 2019 of $28.6 million in residential mortgage loans which had been transferred from portfolio to loans held for sale in June 2019.

James P. McDonough, President and Chief Executive Officer, stated “The continuation of the favorable trend in mortgage rates during most of the third quarter resulted in a record level of loan production for Envision Mortgage. During the quarter, we closed $325.2 million in residential mortgage loans of which 96% has been designated for sale to investors. This record production level was fueled by loan refinancing activity which made up $188.3 million, or 58% of total production. Weekly loan applications have recently come down from their third quarter peak levels but continue to exceed activity experienced in recent years. Together these factors contributed to a $3.8 million, or 196%, increase in the gain on loan origination and sales activities in the third quarter of 2019 compared to the prior year quarter. We are optimistic that this higher production level will continue in the fourth quarter.”

Mr. McDonough added, “We are extremely proud of our entire mortgage banking team for their spirit of teamwork and commitment in meeting the needs of our residential loan customers during this unprecedented period of activity. Our team has consistently stepped-up to help our customers meet their scheduled loan closing dates. While investments in technology have been of great assistance, it has been the “human touch” which has made all the difference in achieving this record performance.”

“We are also extremely pleased with the early results of our initiatives to increase deposit growth”, Mr. McDonough noted. “During the third quarter of 2019, our non-brokered deposits increased $15.6 million, or 4.1%. We believe that our core checking account acquisition efforts working with a nationally recognized organization specializing in such programs, combined with our focus on competitively priced products for both consumer and business customers, position us well to sustain the momentum created during the third quarter.”

Third Quarter Operating Results

Net interest income increased by $313,000, or 7.3%, to $4.6 million for the three months ended September 30, 2019 compared to the same period in the prior year. This increase was due to an increase in average interest-earning assets between periods of $86.9 million, or 15.9%, as the Company continued to leverage the capital raised in its 2016 initial public offering. The net interest margin decreased in the third quarter of 2019 to 2.89% from 3.13% in the third quarter of 2018 due primarily to greater utilization of wholesale funding to support loan growth, the rising cost of both deposits and borrowings due to a series of increases in the federal funds rate throughout 2018, and a continuing flattening of the yield curve.

The Company made no provision for loan losses for the three months ended September 30, 2019 while a provision of $178,000 was recorded for the three months ended September 30, 2018. No provision was required in the 2019 quarter due to modest loan growth and a small shift in the loan portfolio mix towards residential mortgage loans which generally carry lower credit risk than commercial and consumer loans. The provision in the 2018 quarter was directly attributable to growth in the residential loan portfolio. The allowance for loan losses was 0.90% and 0.91% of total loans at September 30, 2019 and December 31, 2018, respectively, and was 120.2% and 121.2% of non-performing loans at September 30, 2019 and December 31, 2018, respectively.

Non-interest income increased $3.1 million to $6.3 million for the three months ended September 30, 2019 from $3.2 million for the three months ended September 30, 2018 due to an increase of $3.8 million, or 195.6%, in the gain on loan origination and sale activities. This increase was volume related due to the addition of nearly 20 loan originators over the past twelve months and the favorable interest rate environment. Beginning in the first quarter of 2019, interest rates on mortgage loans began to decline which lead to the first significant increase in loan refinancing activity experienced in nearly three years. Together these factors resulted in a 173.8% increase in loans sold during the third quarter of 2019 as compared to the prior year period. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net loan servicing fees due to a fair value adjustment for mortgage servicing rights of $522,000 as loan prepayment speeds were adjusted higher to reflect lower interest rates. In addition, a gain of $230,000 on the sale of a former branch office was recognized in the third quarter of 2018.

Non-interest expenses increased $2.3 million, or 30.8%, to $9.7 million for the three months ended September 30, 2019 from $7.4 million for the three months ended September 30, 2018.  Salaries and employee benefits increased $2.2 million, or 46.4%, between periods due to an increase in loan originator and sales manager commissions of $1.8 million, or 136.2%, as well as other compensation and payroll taxes attributable to Envision Mortgage’s increased loan production. Also contributing to the increase in salaries and employee benefits was $369,000 in additional incentive compensation associated with the improvement in the Company’s operating results. These increases were partially offset by an increase in deferred loan origination costs of $503,000.

Due to the sale of the Boston branch and the partial closure of the Andover operations center in the fourth quarter of 2018, occupancy and equipment costs declined by $55,000 for the three months ended September 30, 2019 compared to the same period in the prior year. Marketing expenses increased $70,000 in the 2019 quarter compared to the 2018 quarter due to additional internet advertising and promotion cost associated with the checking account acquisition program. The increase in other non-interest expenses was driven by the increase in Envision Mortgage’s loan production and the donation of unused land, which were partially offset by lower spending on software licenses and data communication costs.

Income tax expense of $14,000 for the three months ended September 30, 2019 consists solely of a state income tax provision which is based on the projected effective state tax rate for the year.

The Company has a net operating loss carryforward (“NOL”) for federal tax purposes of $13.7 million. Since 2014, the NOL as well as other deferred tax assets have been subject to a full valuation allowance, which totaled $2.4 million at September 30, 2019. The valuation allowance for net deferred tax assets was reduced in 2019 due to the impact of the Company’s earnings on the NOL. We evaluate the tax valuation allowance on a quarterly basis. Based primarily on an assessment of historical operating results, we concluded that the valuation allowance should be maintained at September 30, 2019.

Year-to-Date Operating Results

Net interest income increased by $1.2 million, or 9.5%, for the nine months ended September 30, 2019 compared to the same period in the prior year. This increase was due to an increase in average interest-earning assets between periods of $88.2 million, or 16.9%, as the Company continued to leverage the capital raised in its 2016 initial public offering.  The net interest margin decreased in the first nine months of 2019 to 2.94% from 3.15% in the first nine months of 2018 due

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

primarily to greater utilization of wholesale funding to support loan growth, the rising cost of both deposits and borrowings due to a series of increases in the federal funds rate throughout 2018 and a continuing flattening of the yield curve.

The Company recognized a credit of $144,000 to the allowance for loan losses for the nine months ended September 30, 2019 compared to a provision of $183,000 for the nine months ended September 30, 2018. The credit to the allowance in the 2019 period was primarily due to decreases in the loan portfolio attributable to the sale of residential mortgages loans which had been transferred from portfolio to loans held for sale and the repayment of a large commercial and industrial loan. The provision in the 2018 period was primarily due to $68.7 million of growth in the loan portfolio, partially offset by a reduction of $265,000 in the general component of the allowance for loan losses related primarily to commercial real estate loans and home equity loans.

Non-interest income increased $7.2 million to $15.6 million for the nine months ended September 30, 2019 from $8.4 million for the nine months ended September 30, 2018 due primarily to an increase of $8.1 million, or 150.9%, in the gain on loan origination and sale activities. This increase was volume related due to the addition of nearly 20 loan originators over the past twelve months and the favorable interest rate environment. Beginning in the first quarter of 2019, interest rates on mortgage loans began to decline which lead to the first significant increase in loan refinancing activity experienced in nearly three years. Together these factors resulted in a 104.5% increase in loans sold during the first nine months of 2019 as compared to the prior year period, and a fifteenfold increase in the year-to-date growth of the pipeline of interest rate lock agreements with customers between periods. The increase in the gain on loan origination and sale activities was partially offset by a decrease in net loan servicing fees due to a fair value adjustment for mortgage servicing rights of $636,000 as loan prepayment speeds were adjusted higher to reflect lower interest rates. In addition, a gain of $230,000 on the sale of a former branch office was recognized in the 2018 period.

Non-interest expenses increased $4.1 million, or 18.5%, to $26.5 million for the nine months ended September 30, 2019 from $22.3 million for the nine months ended September 30, 2018. Salaries and employee benefits increased $4.3 million, or 30.7%, between periods due to an increase in loan originator commissions and other compensation of $2.7 million, or 75.4%, as well as other compensation and payroll taxes attributable to Envision Mortgage’s increased loan production. Also contributing to the increase in salaries and employee benefits was $986,000 in additional incentive compensation and loan officer transition payments and, to a lesser extent, increased costs for health insurance, unemployment taxes and the defined contribution plan aggregating $394,000. These increases were partially offset by an increase in deferred loan origination costs of $859,000.

Due to the sale of the Boston branch and the partial closure of the Andover operations center in the fourth quarter of 2018, occupancy and equipment costs declined by $185,000 for the nine months ended September 30, 2019 compared to the same period in the prior year. In addition, spending on marketing was reduced by $223,000 between periods. The savings in marketing expenses was caused by advertising in the prior year associated with the re-branding to Envision Bank. The increase of $190,000 in other non-interest expenses was driven by the increase in Envision Mortgage’s loan production and the donation of unused land, which were partially offset by lower spending on software licenses and data communication costs.

State income taxes of $97,000 and $14,000 were provided during the nine months ended September 30, 2019 and 2018, respectively, based on the projected effective state tax rate for the year.

Balance Sheet

Total assets were $641.4 million at September 30, 2019 compared to $614.3 million at December 31, 2018, an increase of $27.1 million, or 4.4%. This growth resulted from an increase of $55.9 million in loans held for sale, partially offset by a decrease of $26.6 million in portfolio loans. The increase in loans held for sale was a direct result of the 76.2% increase in residential loan production achieved in 2019. The decrease in portfolio loans occurred largely as a result of the third quarter sale of $28.6 million in residential mortgage loans which had been transferred from portfolio to loans held for sale earlier

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

in the year. The increase in total assets was funded by deposit growth, including increases of $35.7 million and $18.0 million in brokered deposits and non-brokered deposits, respectively.

Net loans totaled $457.2 million at September 30, 2019, a decrease of $26.6 million, or 5.5%, from December 31, 2018.  This decrease occurred across all categories of real estate secured loans and was primarily the result of the aforementioned transfer of residential mortgage loans to loans held for sale. Commercial and industrial loans decreased by $7.3 million during the first nine months of 2019 due in large part to a $4.7 million payoff of a loan participation with a super-regional bank. No new loan participations have been purchased in 2019. Consumer loans, which consist primarily of purchased loans, decreased by a total of $2.8 million during the first nine months of 2019 as loan repayments exceeded loan purchases during the period. No purchases of student loans and unsecured consumer loans have been made in 2019.

Deposits increased $53.7 million, or 12.3%, to $490.8 million at September 30, 2019 from $437.1 million at December 31, 2018. Included in this increase was $35.7 million of brokered deposits. Non-brokered deposits increased $18.0 million, or 4.8%, during the first nine months of 2019 despite deposit run-off of $8.5 million following the December 2018 closing of the Boston branch. The growth in non-brokered deposits experienced to date in 2019 has occurred primarily in competitively priced savings and money market accounts.

Total stockholders’ equity was $79.6 million at September 30, 2019 compared to $78.0 million at December 31, 2018. The increase of $1.6 million during the first nine months of 2019 was due to net income of $2.6 million, an increase in the fair value of available-for-sale securities of $1.7 million and equity adjustments of $891,000 related to the stock benefit plan and employee stock ownership plan. These increases were partially offset by stock repurchases of $3.5 million as the Company repurchased 233,476 of its shares during the first nine months of 2019. The Company’s tier one capital to average assets was 12.3% at September 30, 2019 compared to 14.1% at December 31, 2018. The Bank exceeded all regulatory capital requirements at September 30, 2019.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Stoughton, Massachusetts, eight loan production offices located throughout Massachusetts and one loan production office in Southern New Hampshire.

Randolph Bancorp, Inc. is the sole member of Envision Bank Foundation, Inc. (the “Foundation”), a nonprofit corporation organized in 2016 to financially support community projects that improve the quality of life in markets served by Envision Bank. Since inception, the Foundation has funded projects focused on support of military veterans and their families, and education.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, non-interest income to total income, the efficiency ratio, tangible book value per share and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018

Assets
Cash and due from banks	$6,525	$3,451
Interest-bearing deposits	2,701	3,667
Total cash and cash equivalents	9,226	7,118

Certificates of deposit	490	2,205
Securities available for sale, at fair value	47,187	50,556
Loans held for sale, at fair value	94,372	38,474
Loans, net of allowance for loan losses of $4,153 in 2019 and $4,437 in 2018	457,218	483,846
Federal Home Loan Bank of Boston stock, at cost	2,985	4,700
Accrued interest receivable	1,410	1,504
Mortgage servicing rights, net	8,459	7,786
Premises and equipment, net	5,911	6,368
Bank-owned life insurance	8,395	8,256
Foreclosed real estate, net	-	65
Other assets	5,785	3,462

Total assets	$641,438	$614,340

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$65,250	$64,229
Interest bearing	329,319	312,321
Brokered	96,261	60,580
Total deposits	490,830	437,130

Federal Home Loan Bank of Boston advances	57,668	89,036
Mortgagors' escrow accounts	2,199	2,129
Post-employment benefit obligations	2,385	2,551
Other liabilities	8,765	5,533
Total liabilities	561,847	536,379

Stockholders' Equity:
Common stock	57	60
Additional paid-in capital	52,884	55,608
Retained earnings	30,928	28,329
ESOP-Unearned compensation	(3,991)	(4,132)
Accumulated other comprehensive loss, net of tax	(287)	(1,904)
Total stockholders' equity	79,591	77,961

Total liabilities and stockholders' equity	$641,438	$614,340

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest and dividend income:
Loans	$6,144	$5,036	$17,791	$13,917
Other interest and dividend income	397	432	1,221	1,317
Total interest and dividend income	6,541	5,468	19,012	15,234

Interest expense	1,968	1,208	5,570	2,958

Net interest income	4,573	4,260	13,442	12,276
Provision (credit) for loan losses	-	178	(144)	183
Net interest income after provision (credit) for loan losses	4,573	4,082	13,586	12,093

Non-interest income:
Customer service fees	363	357	1,053	1,096
Gain on loan origination and sale activities, net	5,782	1,956	13,438	5,356
Mortgage servicing fees, net	(181)	310	362	935
Gain on sale of building	-	230	-	230
Gain on sales of securities	-	-	-	49
Other	339	355	718	732
Total non-interest income	6,303	3,208	15,571	8,398
Non-interest expenses:
Salaries and employee benefits	7,010	4,788	18,514	14,166
Occupancy and equipment	673	728	1,972	2,157
Professional fees	264	252	819	824
Marketing	275	205	644	867
Other non-interest expenses	1,496	1,454	4,512	4,322
Total non-interest expenses	9,718	7,427	26,461	22,336
Income (loss) before income taxes	1,158	(137)	2,696	(1,845)
Income tax expense	14	5	97	14

Net income (loss)	$1,144	$(142)	$2,599	$(1,859)

Net income (loss) per share (basic and diluted)	$0.21	$(0.03)	$0.48	$(0.33)

Weighted average shares outstanding	5,345,786	5,567,596	5,429,339	5,585,571

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Three Months Ended September 30,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$573,899	$6,144	4.28%	$481,732	$5,036	4.18%
Investment securities(2) (3)	53,947	377	2.80%	58,864	410	2.79%
Interest-earning deposits	4,881	23	1.88%	5,201	27	2.08%
Total interest-earning assets	632,727	6,544	4.14%	545,797	5,473	4.01%
Noninterest-earning assets	14,757			27,994
Total assets	$647,484			$573,791
Interest-bearing liabilities:
Savings accounts	107,764	149	0.55%	102,712	46	0.18%
NOW accounts	38,697	47	0.49%	42,312	52	0.49%
Money market accounts	64,058	251	1.57%	61,384	190	1.24%
Term certificates	182,073	918	2.02%	153,239	577	1.51%
Total interest-bearing deposits	392,592	1,365	1.39%	359,647	865	0.96%
FHLBB advances	101,933	603	2.37%	65,247	343	2.10%
Total interest-bearing liabilities	494,525	1,968	1.59%	424,894	1,208	1.14%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,456			63,396
Other noninterest-bearing liabilities	10,138			6,231
Total liabilities	567,119			494,521
Total stockholders' equity	80,365			79,270
Total liabilities and stockholders' equity	$647,484			$573,791
Net interest income		$4,576			$4,265
Interest rate spread(4)			2.55%			2.87%
Net interest-earning assets(5)	$138,202			$120,903
Net interest margin(6)			2.89%			3.13%

Ratio of interest-earning assets to interest-bearing liabilities	127.95%			128.45%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $3,000 and $5,000 for the three months ended September 30, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Averages Balances/Yields

(Dollars in thousands)

(Unaudited)

	Average Balance and Yields
	For the Nine Months Ended September 30,
	2019			2018
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans (1)	$549,665	$17,791	4.32%	$453,290	$13,917	4.09%
Investment securities(2) (3)	54,350	1,154	2.83%	60,225	1,254	2.78%
Interest-earning deposits	5,132	77	2.00%	7,442	91	1.63%
Total interest-earning assets	609,147	19,022	4.16%	520,957	15,262	3.91%
Noninterest-earning assets	21,228			28,997
Total assets	$630,375			$549,954
Interest-bearing liabilities:
Savings accounts	104,530	337	0.43%	103,774	133	0.17%
NOW accounts	39,466	144	0.49%	43,215	166	0.51%
Money market accounts	65,609	712	1.45%	66,241	461	0.93%
Term certificates	171,827	2,552	1.98%	126,452	1,314	1.39%
Total interest-bearing deposits	381,432	3,745	1.31%	339,682	2,074	0.81%
FHLBB advances	98,817	1,825	2.46%	63,089	884	1.87%
Total interest-bearing liabilities	480,249	5,570	1.55%	402,771	2,958	0.98%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	62,194			61,005
Other noninterest-bearing liabilities	8,681			6,110
Total liabilities	551,124			469,886
Total stockholders' equity	79,251			80,068
Total liabilities and stockholders' equity	$630,375			$549,954
Net interest income		$13,452			$12,304
Interest rate spread(4)			2.61%			2.93%
Net interest-earning assets(5)	$128,898			$118,186
Net interest margin(6)			2.94%			3.15%

Ratio of interest-earning assets to interest-bearing liabilities	126.84%			129.34%

(1) Includes nonaccruing loan balances and interest received on such loans.

(2) Includes carrying value of securities classified as available-for-sale and FHLB of Boston stock

(3) Includes tax equivalent adjustments for municipal securities, based on an effective tax rate of 21%, of $10,000 and $28,000 for the nine months ended September 30, 2019 and 2018, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$984	$124	$1,108
Investment securities	(34)	1	(33)
Interest-earning deposits	(2)	(2)	(4)
Total interest-earning assets	948	123	1,071
Interest-bearing liabilities:
Savings accounts	2	101	103
NOW accounts	(4)	(1)	(5)
Money market accounts	9	52	61
Term certificates	122	219	341
Total interest-bearing deposits	129	371	500
FHLBB advances	213	47	260
Total interest-bearing liabilities	342	418	760

Change in net interest income	$606	$(295)	$311

	Nine Months Ended
	September 30, 2019 v. 2018
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans	$3,087	$787	$3,874
Investment securities	(110)	10	(100)
Interest-earning deposits	(24)	10	(14)
Total interest-earning assets	2,953	807	3,760
Interest-bearing liabilities:
Savings accounts	1	203	204
NOW accounts	(14)	(8)	(22)
Money market accounts	(2)	253	251
Term certificates	564	674	1,238
Total interest-bearing deposits	549	1,122	1,671
FHLBB advances	603	338	941
Total interest-bearing liabilities	1,152	1,460	2,612

Change in net interest income	$1,801	$(653)	$1,148

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$3,781	$792	$4,573
Provision (credit) for loan losses	-	-	-

Net interest income after provision (credit) for loan losses	3,781	792	4,573

Non-interest income:
Customer service fees	331	32	363
Gain on loan origination and sale activities, net (1)	-	6,010	6,010
Mortgage servicing fees, net	(93)	(88)	(181)
Other	242	97	339
Total non-interest income	480	6,051	6,531

Non-interest expenses:
Salaries and employee benefits	1,966	5,044	7,010
Occupancy and equipment	367	306	673
Other non-interest expenses	1,184	851	2,035
Total non-interest expenses	3,517	6,201	9,718

Income before income taxes and elimination of inter-segment profit	$744	$642	1,386

Elimination of inter-segment profit			(228)
Income before income taxes			1,158

Income tax expense			14
Net income			$1,144

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,002	$258	$4,260
Provision for loan losses	178	-	178

Net interest income after credit for loan losses	3,824	258	4,082

Non-interest income:
Customer service fees	324	33	357
Gain on loan origination and sale activities, net (1)	-	2,263	2,263
Mortgage servicing fees, net	(81)	391	310
Other	400	185	585
Total non-interest income	643	2,872	3,515

Non-interest expenses:
Salaries and employee benefits	1,601	3,187	4,788
Occupancy and equipment	317	411	728
Other non-interest expenses	1,117	794	1,911
Total non-interest expenses	3,035	4,392	7,427

Income (loss) before income taxes and elimination of inter-segment profit	$1,432	$(1,262)	170

Elimination of inter-segment profit			(307)
Loss before income taxes			(137)

Income tax expense			5
Net loss			$(142)

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2019
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$12,123	$1,319	$13,442
Credit for loan losses	(144)	-	(144)

Net interest income after credit for loan losses	12,267	1,319	13,586

Non-interest income:
Customer service fees	947	106	1,053
Gain on loan origination and sale activities, net (1)	-	14,043	14,043
Mortgage servicing fees, net	(273)	635	362
Other	465	253	718
Total non-interest income	1,139	15,037	16,176

Non-interest expenses:
Salaries and employee benefits	5,292	13,222	18,514
Occupancy and equipment	1,137	835	1,972
Other non-interest expenses	3,436	2,539	5,975
Total non-interest expenses	9,865	16,596	26,461

Income (loss) before income taxes and elimination of inter-segment profit	$3,541	$(240)	3,301

Elimination of inter-segment profit			(605)
Income before income taxes			2,696

Income tax expense			97
Net income			$2,599

Total Assets September 30, 2019	$509,021	$132,417	$641,438

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Nine Months Ended September 30, 2018
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$11,541	$735	$12,276
Provision for loan losses	183	-	183

Net interest income after provision for loan losses	11,358	735	12,093

Non-interest income:
Customer service fees	1,035	61	1,096
Gain on loan origination and sale activities, net (1)	-	6,327	6,327
Mortgage servicing fees, net	(222)	1,157	935
Other	648	363	1,011
Total non-interest income	1,461	7,908	9,369

Non-interest expenses:
Salaries and employee benefits	4,849	9,317	14,166
Occupancy and equipment	1,090	1,067	2,157
Other non-interest expenses	3,355	2,658	6,013
Total non-interest expenses	9,294	13,042	22,336

Income (loss) before income taxes and elimination of inter-segment profit	$3,525	$(4,399)	(874)

Elimination of inter-segment profit			(971)
Loss before income taxes			(1,845)

Income tax expense			14
Net loss			$(1,859)

Total Assets September 30, 2018	$521,139	$68,543	$589,682

(1) Before elimination of inter-segment profit

The information above was derived from the internal management reporting system used by management to measure performance of the segments.

877-963-2100 • www.envisionbank.com                                                                                       Member FDIC • Member DIF

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Return on average assets (1)	0.71%	(0.10%)	0.55%	(0.45%)

Return on average equity (1)	5.69%	(0.72%)	4.37%	(3.10%)

Net interest margin	2.89%	3.13%	2.94%	3.15%

Non-interest income to total income	49.07%	36.98%	45.03%	35.54%

Efficiency ratio	89.35%	99.45%	91.20%	108.04%

Tier 1 capital to average assets (2)	12.28%	14.10%	12.28%	14.10%

Nonperforming assets as a percentage of total assets	0.54%	0.35%	0.54%	0.35%

Allowance for loan losses as a percentage of total loans (3)	0.90%	0.82%	0.90%	0.82%

Allowance for loan losses as a percentage of non-performing loans	120.20%	186.21%	120.20%	186.21%

Tangible book value per share	13.95	13.04	13.95	13.04

(1)	Annualized for quarterly and year-to-date periods presented.
(2)	Average assets calculated on a quarterly basis for all periods presented
(3)	Total loans excludes loans held for sale but includes net deferred loan costs and fees